Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITARY”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

AIR PRODUCTS AND CHEMICALS, INC.

[    ]% Note due [            ]

CUSIP [            ]

ISIN [            ]

No. [    ]

Interest Payment Dates: [                    ] and [                    ] of each year, commencing [            ]

Record Dates: Fifteenth calendar day preceding each Interest Payment Date

Interest Rate: [    ]% per annum

Original Issue Date: [                     ]                                                   Maturity Date: [                    ]

AIR PRODUCTS AND CHEMICALS, INC., a Delaware corporation (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [            ] ([            ]) on the Maturity Date specified above or upon earlier redemption at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, State of New York, or such other location or locations as may be provided for pursuant to the Indenture referred to herein, in such coin, currency or currency unit specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semiannually on each Interest Payment Date in each year and on the Maturity Date or upon earlier redemption or repayment; commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above on said principal sum at the Interest Rate specified above from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof becomes due and payable; provided, however, that any payment of principal or interest to be made on an Interest Payment Date, on the Maturity Date or on a date fixed for redemption which is not a Business Day (as hereinafter defined) shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, on the Maturity Date or on the date fixed for redemption, as the case may be, and no additional interest shall accrue as a result of such delayed payment. For purposes of this Note, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date and interest payable on the Maturity Date or upon earlier redemption will be payable to the person to whom principal is payable, except that, if this Note is issued between a Record Date and the initial Interest Payment Date relating to such Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid to the person to whom this Note shall have been originally issued. Payment of principal and interest on this Note will be made, if at maturity or upon earlier redemption, then on the Maturity Date or the date fixed for redemption, as applicable, upon surrender of this Note at the Corporate Trust Office of the Trustee in The City of New York. All such payments shall be made in immediately available funds, provided that this Note is presented to the Corporate Trust Office of the Trustee in The City of New York in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Payment of interest on this Note (other than interest paid on the Maturity Date or upon earlier redemption) will be made by check mailed to the address of the person entitled thereto appearing on the register for the Notes on the applicable Record Date. At the option of the Issuer or a holder of Notes (as defined on the reverse hereof) in an aggregate principal amount exceeding $5 million, payment of interest on this Note (other than interest paid on the Maturity Date or upon earlier redemption) will be made by wire transfer to an account maintained by such holder with a bank located in the United States, provided that any such holder selecting such option shall have designated such account by written notice to the Trustee no later than the Record Date preceding the applicable Interest Payment Date. Notwithstanding the foregoing, payments of principal and interest on Global Securities shall be made in accordance with the Depositary’s procedures. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture referred to on the reverse hereof.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

2

AGENCY FOR TRANSFER, EXCHANGE AND PAYMENT: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused its corporate seal to be affixed hereunto or imprinted hereon by facsimile.

Dated: [                    ]

AIR PRODUCTS AND CHEMICALS, INC

By:
Name:
Title:

(CORPORATE SEAL)

Attest:

Name:
Title:

[Signature Page to Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:

Authorized Officer

Dated: [ ]

REVERSE OF NOTE

This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of January 10, 1995 (the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A., successor to U.S. Bank National Association (formerly Wachovia Bank, National Association and initially First Fidelity Bank, National Association), as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words “holders” or “holder” meaning the registered holders or registered holder of the Securities). The Securities may be issued in one or more series, which different series (and which securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking fund or analogous provisions (if any), may be subject to different Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as “[    ]% Notes due [            ]” (the “Notes”) of the Issuer, initially limited in aggregate principal amount to [            ], subject to the right of the Issuer to reopen the series and issue additional principal amounts.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Notes may be redeemed, as a whole or in part, at the Issuer’s option, on any date that is prior to [            ], upon mailing a notice of such redemption not less than 30 days nor more than 60 days prior to the date fixed for redemption to the holders of the Notes at their last registered addresses, all as provided in the Indenture, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; or (ii) the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus [            ] ([            ]) basis points, plus accrued interest to the date of redemption which has not been paid.

“Treasury Rate” means, with respect to any redemption date for the Notes: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or (ii) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the Notes: (i) the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (ii) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Treasury Dealers, appointed by the Issuer.

“Reference Treasury Dealer” means each of [            ] and [            ] and [            ] other treasury dealer(s) selected by the Issuer, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer, which we refer to as a “Primary Treasury Dealer,” the Issuer will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

On and after the redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the redemption price and accrued interest. On or before the redemption date, the Issuer will deposit with a paying agent, or the Trustee, money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 5.2 of the Indenture, or impair or affect the right of any Securityholder to institute suit for the payment thereof or the right of repayment, if any, at the option of the Securityholder without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holder of each Security so affected. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin, currency or currency unit herein prescribed unless in accordance with Section 10.1(c) or Section 10.2 of the Indenture the Issuer shall have: (i) irrevocably deposited or caused to be deposited in trust with the Trustee funds in cash and/or U.S. Government Obligations (as defined in the Indenture) as will be sufficient to pay interest due or to become due on the Notes to, and to pay the principal and any premium due on the Notes upon the Maturity Date or upon earlier redemption; and (ii) delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain, or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

The Issuer shall be deemed to have paid the principal of, premium, if any, and interest on the Notes when the same shall have become due and payable if in accordance with Section 10.1(c) or Section 10.2(A) of the Indenture the Issuer shall have: (i) irrevocably deposited or caused to be deposited in trust with the Trustee funds in cash and/or U.S. Government Obligations (as defined in the Indenture) as will be sufficient to pay interest due or to become due on the Notes to, and to pay the principal and any premium due on the Notes upon the Maturity Date or upon earlier redemption of the outstanding Notes; and (ii) delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain, or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

The Notes are issuable in fully registered form without coupons in the minimum denomination of U.S. $2,000, and in integral multiples of U.S. $1,000 in excess thereof. Upon due presentment for registration of transfer of this Note at the Corporate Trust Office of the Trustee or at such other office or agency as is designated by the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith; provided, however, that this Note is exchangeable only if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statutes or regulations, and the Issuer does not appoint a successor Depositary within 90 days after the Issuer received such notice or becomes aware of such ineligibility or (ii) the Issuer in its sole discretion determines that this Note shall be exchanged for certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenure and terms as the portion of this Note to be exchanged.

The Issuer will pay any administrative costs imposed by banks in connection with making payments on this Note by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holder hereof.

The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Undefined terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT— as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —	...................Custodian...................
(Cust) (Minor)
under Uniform Gifts to Minors Act...................
(State)

Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Note of AIR PRODUCTS AND CHEMICALS, INC. and hereby does irrevocably constitute and appoint

Attorney to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises.

Dated

NOTICE: The signature to this

assignment must correspond with the

name as written upon the face of the

certificate in every particular,

without alteration or enlargement or

any change whatever.